Exhibit 99.1

6400 Poplar Ave. Memphis, TN 38197 Contact: Adam Ghassemi 901-419-4436 adam.ghassemi@sylvamo.com

NEWS RELEASE

Sylvamo Adopts Shareholder Rights Plan

Board of Directors Takes Action to Protect Long-Term Value for All Shareholders

in Response to Significant Third-Party Share Accumulation

MEMPHIS, Tenn. – April 22, 2022 – Sylvamo’s (NYSE: SLVM) board of directors unanimously adopted a limited-duration shareholder rights plan to protect the interests of all shareholders. The rights plan is effective immediately.

The board adopted the plan after Atlas Holdings confirmed it entered into a block trade that would give Atlas nearly 14% of Sylvamo’s outstanding shares and informed Sylvamo it also holds an unspecified amount of derivatives on Sylvamo shares. Sylvamo’s leaders maintain open dialogue with Sylvamo’s investors, including Atlas, and plan to continue these conversations. Sylvamo recognizes Atlas’ extensive experience in the paper industry.

The rights plan, which is designed to allow Sylvamo shareholders to realize the long-term value of their investment, reduces the likelihood any person or group could gain control of the company through open market or private accumulations of our shares without appropriately compensating shareholders for such control or providing the board sufficient time to make informed decisions. The rights plan applies equally to all current and future shareholders; it does not deter offers or prevent the board from considering offers that are in the best interest of Sylvamo shareholders. In light of, among other things, recent market volatility and Sylvamo’s March 7 announcement regarding its business in Russia, Sylvamo does not believe the current market price reflects its intrinsic value.

The rights plan is similar to those adopted by other publicly traded companies. Sylvamo is issuing one right for each share of common stock outstanding as of the close of business May 2, 2022. The rights will initially trade with Sylvamo common stock and will generally become exercisable only if any person (or group) acquires 10% (or 20% for certain passive investors) or more of Sylvamo’s outstanding common stock, except that any person or group who currently owns more than the triggering percentage may continue to own shares of common stock. However, any current owner of more than the triggering percentage may not acquire any additional shares without triggering the rights plan. The rights plan does not combine the ownership of shareholders “acting in concert” unless they have formed a group under applicable securities laws.

If the rights become exercisable, all holders (other than any triggering person or group) will be entitled to acquire shares of common stock at a 50% discount, or Sylvamo may exchange each right held by such holders for one share of common stock. The plan does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board of directors to redeem the rights.

The rights plan has a one-year term, expiring April 21, 2023. However, the board may consider an earlier termination as circumstances warrant.

Additional details about the rights plan are available in a Form 8-K to be filed with the Securities and Exchange Commission.

About Sylvamo

Sylvamo (NYSE: SLVM) is the world’s paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 7,500 colleagues. Net sales for 2021 were $3.5 billion. For more information, please visit Sylvamo.com.

Forward-Looking Statements

Statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include without limitation statements relating to the effects and intended benefits of the rights plan, as well as other statements representing management’s beliefs about future events, transactions, strategies, operations and financial results. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Forward-looking statements are based on Sylvamo’s current assumptions regarding future business and financial performance. These statements, by their nature, address matters that are uncertain to different degrees. These statements involve a number of factors that could cause actual results to differ materially, including without limitation the risk that the legal and structural separation of Sylvamo from International Paper will not achieve its intended benefits. Additional factors that may cause actual outcomes to differ from the forward-looking statements herein are contained in the “Risk Factors” section of Sylvamo’s Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2022, and the “Risk Factors” section of Sylvamo’s Information Statement included as Exhibit 99.1 to Sylvamo’s Form 8-K, filed with the SEC on Sept. 3, 2021, as such factors may be updated from time to time in Sylvamo’s periodic filings with the SEC. Copies of the Registration Statement and Sylvamo’s Form 10-K and other periodic filings are available from the SEC or from Sylvamo’s website. Except as required by law, Sylvamo disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this report.

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Investor Relations Contact

Hans Bjorkman

901-419-3525

hans.bjorkman@sylvamo.com

Media Contact

Adam Ghassemi

901-419-4436

adam.ghassemi@sylvamo.com